Exhibit 99.1
NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.4135	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces First Quarter 2016 Results
and Affirms 2016 Earnings Guidance

•	First Quarter Earnings Per Share Were $0.43 in 2016, Compared to $0.45 in 2015

•	Guidance Range for 2016 Diluted EPS Affirmed at $2.40 to $2.60
ST. LOUIS (May 10, 2016) — Ameren Corporation (NYSE: AEE) today announced first quarter 2016 net income attributable to common shareholders of $105 million, or $0.43 per share, compared to first quarter 2015 net income attributable to common shareholders of $108 million, or $0.45 per share.
The year-over-year decrease in first quarter 2016 earnings reflected lower electric sales volumes primarily driven by milder winter temperatures and lower sales to Noranda Aluminum, Inc., historically Ameren Missouri's largest customer. These negative factors were partially offset by increased earnings on electric transmission and electric and natural gas delivery infrastructure investments made by Ameren Transmission Company of Illinois (ATXI) and Ameren Illinois under modern, constructive regulatory frameworks, as well as a decrease in the effective income tax rate.
"Our first quarter results were solid, and we remain on track to deliver within our 2016 earnings guidance range of $2.40 to $2.60 per share," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “We continue to successfully execute all elements of our strategy, including strategically allocating capital to jurisdictions with modern, constructive regulatory frameworks and managing costs in a disciplined fashion. We expect this execution to deliver superior value to both our customers and shareholders."
Earnings Guidance
Ameren continues to expect 2016 diluted earnings to be in a range of $2.40 to $2.60 per share including an estimated 15 cents per share reduction related to the expected temporary net effect of significantly lower electric sales volumes to Noranda.

NEWS RELEASE

Earnings guidance for 2016 assumes normal temperatures for the last nine months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory decisions and legislative actions; energy center and energy delivery operations; Noranda sales levels; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri segment first quarter 2016 earnings were $14 million, compared to first quarter 2015 earnings of $41 million. The earnings decline primarily reflected lower electric sales volumes driven by milder winter temperatures, which reduced earnings by an estimated $17 million, and lower sales to Noranda. The earnings comparison was also unfavorably impacted by the carryover effect of the 2013 through 2015 energy efficiency plan.
Ameren Illinois Segment Results
Ameren Illinois segment first quarter 2016 earnings were $59 million, compared to first quarter 2015 earnings of $53 million. The earnings comparison benefited from increased Illinois natural gas delivery service rates as a result of a December 2015 Illinois Commerce Commission order, and earnings on increased investments in transmission and electric delivery infrastructure. These positive factors were partially offset by the absence of a 2015 benefit from prior year recovery of cumulative power usage costs as well as lower electric and natural gas sales volumes primarily driven by milder winter temperatures. These milder temperatures reduced earnings by an estimated     $6 million, compared to the prior-year period.
Other Results, including ATXI and Parent
Other earnings, including those of ATXI and the parent company, for the first quarter of 2016 were $32 million, compared to $14 million for the first quarter of 2015. The higher earnings largely reflected a decrease in the effective income tax rate, which was primarily due to recognition of 2016 tax benefits of $21 million associated with share-based compensation. Those benefits were recognized in earnings pursuant to accounting guidance issued in March 2016. In addition, ATXI earnings increased to $15 million from $10 million as a result of increased investments in electric transmission infrastructure. These positive factors were partially offset by increased parent company interest charges resulting from the November 2015 issuance of $700 million of senior notes that replaced lower-cost, short-term debt.
 Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Wednesday, May 11, to discuss first quarter 2016 earnings, earnings guidance, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q1 2016 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. The conference call and this presentation will be accessible in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will be available for replay on Ameren’s website for one year. In addition, a telephone replay of the conference call will be available beginning at

NEWS RELEASE

approximately noon Central Time from May 11 through May 18 by dialing U.S. and Canada 877.660.6853 or international 201.612.7415, and entering ID number 13636756.
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric delivery and transmission service as well as natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas delivery service. Ameren Transmission Company of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, that may result from the complaint cases filed with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Missouri's appeal of how an input used to calculate its performance incentive under the Missouri Energy Efficiency Investment Act (MEEIA) 2013 plan is determined, Ameren Illinois’ April 2016 annual electric delivery service formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA, and the resulting uncertain impact on Ameren Illinois' results of operations, financial position, and liquidity;

•	our ability to align our overall spending, both operating and capital, with regulatory frameworks established by our regulators in an attempt to earn our allowed return on equity;

•	the effects of changes in laws and other governmental actions, including monetary, fiscal, tax, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and distributed generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•
the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related amount of any revenues and performance incentive earned under the 2013 MEEIA plan, the 2016 MEEIA plan, and any future approved MEEIA plan;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including ultra-low-sulfur coal used for Ameren Missouri’s compliance with environmental regulations;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance relating to Ameren Missouri’s Callaway Energy Center and insurance for cyber attacks or, in the absence of insurance, the ability to recover uninsured losses from customers;

•	business and economic conditions, including their impact on key customers, interest rates, collection of our receivable balances, and demand for our products;

•
Noranda Aluminum, Inc.'s (Noranda) bankruptcy filing, the idling of operations at its aluminum smelter located in southeast Missouri, and the resulting impacts to Ameren Missouri's ability to recover its revenue requirement until rates are adjusted by the Missouri Public Service Commission in a future electric rate case to reflect Noranda’s actual sales volumes;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas distribution and transmission systems and storage facilities, such as leaks, explosions and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

                            NEWS RELEASE

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as utility customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Operating Revenues:
Electric	$1,102	$1,143
Gas	332	413
Total operating revenues	1,434	1,556
Operating Expenses:
Fuel	203	206
Purchased power	138	139
Gas purchased for resale	152	236
Other operations and maintenance	400	401
Depreciation and amortization	207	193
Taxes other than income taxes	114	125
Total operating expenses	1,214	1,300
Operating Income	220	256
Other Income and Expense:
Miscellaneous income	20	19
Miscellaneous expense	7	11
Total other income	13	8
Interest Charges	95	88
Income Before Income Taxes	138	176
Income Taxes	31	66
Income from Continuing Operations	107	110
Income from Discontinued Operations, Net of Taxes	—	—
Net Income	107	110
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders:
Continuing Operations	105	108
Discontinued Operations	—	—
Net Income Attributable to Ameren Common Shareholders	$105	$108
Earnings per Common Share – Basic and Diluted:
Continuing Operations	$0.43	$0.45
Discontinued Operations	—	—
Earnings per Common Share – Basic and Diluted	$0.43	$0.45

Average Common Shares Outstanding – Basic	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$13	$292
Accounts receivable - trade (less allowance for doubtful accounts)	428	388
Unbilled revenue	186	239
Miscellaneous accounts and notes receivable	56	98
Materials and supplies	483	538
Current regulatory assets	215	260
Other current assets	63	88
Assets of discontinued operations	14	14
Total current assets	1,458	1,917
Property and Plant, Net	19,000	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	567	556
Goodwill	411	411
Regulatory assets	1,376	1,382
Other assets	573	575
Total investments and other assets	2,927	2,924
TOTAL ASSETS	$23,385	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$135	$395
Short-term debt	581	301
Accounts and wages payable	429	777
Taxes accrued	77	43
Interest accrued	99	89
Customer deposits	98	100
Current regulatory liabilities	87	80
Other current liabilities	305	279
Liabilities of discontinued operations	28	29
Total current liabilities	1,839	2,093
Long-term Debt, Net	6,881	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,928	3,885
Accumulated deferred investment tax credits	59	60
Regulatory liabilities	1,931	1,905
Asset retirement obligations	625	618
Pension and other postretirement benefits	581	580
Other deferred credits and liabilities	530	531
Total deferred credits and other liabilities	7,654	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,539	5,616
Retained earnings	1,333	1,331
Accumulated other comprehensive loss	(5)	(3)
Total Ameren Corporation shareholders’ equity	6,869	6,946
Noncontrolling Interests	142	142
Total equity	7,011	7,088
TOTAL LIABILITIES AND EQUITY	$23,385	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities:
Net income	$107	$110
(Income) from discontinued operations, net of taxes	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210	195
Amortization of nuclear fuel	24	23
Amortization of debt issuance costs and premium/discounts	6	5
Deferred income taxes and investment tax credits, net	42	59
Allowance for equity funds used during construction	(8)	(5)
Share-based compensation costs	6	8
Other	(3)	(11)
Changes in assets and liabilities	(34)	(73)
Net cash provided by operating activities – continuing operations	350	311
Net cash provided by (used in) operating activities – discontinued operations	(1)	1
Net cash provided by operating activities	349	312
Cash Flows From Investing Activities:
Capital expenditures	(496)	(417)
Nuclear fuel expenditures	(21)	(17)
Purchases of securities – nuclear decommissioning trust fund	(130)	(84)
Sales and maturities of securities – nuclear decommissioning trust fund	125	79
Proceeds from note receivable – Illinois Power Marketing Company	—	5
Contributions to note receivable – Illinois Power Marketing Company	—	(5)
Other	(2)	—
Net cash used in investing activities – continuing operations	(524)	(439)
Net cash provided by investing activities – discontinued operations	14	—
Net cash used in investing activities	(510)	(439)
Cash Flows From Financing Activities:
Dividends on common stock	(103)	(99)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	280	241
Maturity of long-term debt	(260)	—
Employee payroll taxes related to share-based payments	(32)	(12)
Other	(1)	—
Net cash provided by (used in) financing activities – continuing operations	(118)	128
Net change in cash and cash equivalents	(279)	1
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of period	$13	$6

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,477	3,905
Commercial	3,469	3,589
Industrial	1,302	2,004
Off-system	1,891	1,724
Other	35	35
Ameren Missouri total	10,174	11,257
Ameren Illinois
Residential
Power supply and delivery service	1,224	1,419
Delivery service only	1,680	1,837
Commercial
Power supply and delivery service	717	745
Delivery service only	2,118	2,181
Industrial
Power supply and delivery service	129	473
Delivery service only	2,702	2,599
Other	144	146
Ameren Illinois total	8,714	9,400
Eliminate affiliate sales	(198)	(8)
Ameren Total from Continuing Operations	18,690	20,649
Electric Revenues (in millions):
Ameren Missouri
Residential	$298	$337
Commercial	240	248
Industrial	68	96
Off-system	58	44
Other	30	17
Ameren Missouri total	$694	$742
Ameren Illinois
Residential
Power supply and delivery service	$120	$111
Delivery service only	86	78
Commercial
Power supply and delivery service	62	54
Delivery service only	52	46
Industrial
Power supply and delivery service	6	20
Delivery service only	15	15
Other	51	66
Ameren Illinois total	$392	$390
ATXI
Transmission services	$32	$20
Eliminate affiliate revenues	(16)	(9)
Ameren Total from Continuing Operations	$1,102	$1,143

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
Electric Generation - kilowatthours (in millions):
Ameren Missouri	9,861	10,943
Fuel Cost per kilowatthour (in cents):
Ameren Missouri	1.843	1.891
Gas Sales - dekatherms (in thousands):
Ameren Missouri	7,224	7,944
Ameren Illinois	61,706	71,789
Ameren Total	68,930	79,733
	March 31, 2016	December 31, 2015
Common Stock:
Shares outstanding (in millions)	242.6	242.6
Book value per share	$28.31	$28.63
Capitalization Ratios:
Common equity	47.0%	48.3%
Preferred stock	1.0%	1.0%
Debt, net of cash	52.0%	50.7%